UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2007

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

2600 Michelson Drive, Suite 1700

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-852-3576

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Mission Energy Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the first quarter of 2007.

Section 8 – Other Events

Item 8.01  Other Events.

On June 25, 2007, Mission Energy Holding Company (the “Company”) redeemed in full its remaining 13.5% Senior Secured Notes due 2008. As a result of the redemption, the Company has no debt securities outstanding. Accordingly, the Company is no longer subject to filing requirements under Sections 13 and 15(d) of the Securities and Exchange Act of 1934, as amended, and will no longer file annual reports on Form 10-K, quarterly reports on Form 10-Q, or current reports on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company

Date:	June 26, 2007	/s/ W. James Scilacci
W. JAMES SCILACCI Senior Vice President and Chief Financial Officer